As filed with the United States Securities and Exchange Commission on July 18, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIVERSA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	22-3297375 (I.R.S. Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(858) 526-5000

(Address of principal executive offices, including zip code)

1997 Equity Incentive Plan

1999 Employee Stock Purchase Plan

1999 Non-Employee Directors’ Stock Option Plan

(Full title of the plans)

Jay M. Short, Ph.D.

Chief Executive Officer

Diversa Corporation

4955 Directors Place

San Diego, CA 92121

(858) 526-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

L. Kay Chandler, Esq.

Cooley Godward LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

(858) 550-6000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	2,973,024 shares	$11.56	$34,368,157.44	$3,161.87

(1)	Includes 2,000,000 shares issuable pursuant to the 1997 Equity Incentive Plan (the “1997 Plan”) of Diversa Corporation (the “Registrant”), 673,024 shares issuable pursuant to Registrant’s 1999 Employee Stock Purchase Plan (the “ESPP”) and 300,000 shares issuable pursuant to Registrant’s 1999 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which become issuable under the 1997 Plan, the ESPP and the Directors’ Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock of the Registrant.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on July 11, 2003, as reported on The Nasdaq National Market, for shares underlying options issuable under the 1997 Plan, the ESPP and the Directors’ Plan. The following chart shows the calculation of the registration fee.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable under the 1997 Plan	2,000,000	$11.56	$23,120,000

Common Stock issuable under the ESPP	673,024	$11.56	$7,780,157.44

Common Stock issuable under the Directors’ Plan	300,000	$11.56	$3,468,000

EXPLANATORY NOTE

The Registrant previously registered (i) an aggregate of 5,093,798 shares of its Common Stock for issuance under the 1997 Plan, 416,579 shares of its Common Stock for issuance under the ESPP and 277,719 shares of its Common Stock for issuance under the Directors’ Plan under a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2000 (File No. 333-31056), and (ii) an aggregate of 3,000,000 shares of its Common Stock for issuance under the 1997 Plan under a Registration Statement on Form S-8, filed with the SEC on December 18, 2001 (File No. 333-75396). Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the Registration Statements referenced above, except as otherwise set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the SEC are incorporated by reference herein and shall be deemed a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 31, 2003;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 14, 2003;

The Registrant’s Current Report on Form 8-K, filed on January 6, 2003;

The Registrant’s Current Report on Form 8-K/A, filed on January 9, 2003;

The Registrant’s Current Report on Form 8-K, filed on March 4, 2003;

The Registrant’s Current Report on Form 8-K, filed on April 23, 2003; and

(c)	The description of Registrant’s Common Stock set forth in Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. The Registrant’s certificate of incorporation and bylaws provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted by Section 145.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares, or (iv) for any breach of a director’s duty of loyalty to the company or its stockholders. The Registrant’s certificate of incorporation and bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by Delaware law, the Registrant has entered into indemnity agreements with each of its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant maintains directors’ and officers’ liability insurance for the benefit of its directors and certain of its officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number
4.1	Registrant’s Amended and Restated Certificate of Incorporation(1)

4.2	Registrant’s Amended and Restated Bylaws(2)

4.3	Form of Registrant’s Common Stock certificate(3)

4.4	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock(4)

4.5	Rights Agreement, dated as of December 13, 2000, between the Registrant and American Stock Transfer and Trust Company, as rights agent(5)

4.6	First Amendment to Rights Agreement made as of December 2, 2002 between the Registrant and American Stock Transfer and Trust Company, as rights agent(6)

4.7	Warrant issued by the Registrant to Syngenta Participations AG(7)

4.8	Registration Rights Agreement dated as of December 3, 2002 among Syngenta Participations AG, Torrey Mesa Research Institute, Syngenta Seeds AG and the Registrant(8)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1	1997 Equity Incentive Plan(9)

99.2	Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1997 Equity Incentive Plan(10)

99.3	1999 Non-Employee Directors’ Stock Option Plan(11)

99.4	Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1999 Non-Employee Directors’ Stock Option Plan(12)

99.5	1999 Employee Stock Purchase Plan(13)

(1)	Filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 12, 2000, and incorporated herein by reference.
(2)	Filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 12, 2000, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on December 15, 2000, and incorporated herein by reference.
(5)	Filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on December 15, 2000, and incorporated herein by reference.
(6)	Filed as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed on December 4, 2002, and incorporated herein by reference.
(7)	Filed as Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2003, and incorporated herein by reference.
(8)	Filed as Exhibit 4.6 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2003, and incorporated herein by reference.
(9)	Filed as part of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-29173), filed on April 6, 2001, and incorporated herein by reference.
(10)	Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(11)	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(12)	Filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(13)	Filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.

Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 15, 2003.

DIVERSA CORPORATION

By:	/s/ KARIN EASTHAM
Karin Eastham Senior Vice President, Finance, Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JAY M. SHORT, PH.D. and KARIN EASTHAM, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAY M. SHORT, PH.D.	President, Chief Executive Officer, Chief Technology Officer and Director (Principal	July 18, 2003
Jay M. Short, Ph.D.	Executive Officer)

/s/ KARIN EASTHAM	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and	July 15, 2003
Karin Eastham	Accounting Officer)

/s/ JAMES H. CAVANAUGH, PH.D. James H. Cavanaugh, Ph.D.	Director	July 18, 2003

/s/ WAYNE T. HOCKMEYER, PH.D. Wayne T. Hockmeyer, Ph.D.	Director	July 18, 2003

/s/ DONALD D. JOHNSTON Donald D. Johnston	Director	July 17, 2003

/s/ MARK LESCHLY Mark Leschly	Director	July 18, 2003

/s/ MELVIN I. SIMON, PH.D. Melvin I. Simon, Ph.D.	Director	July 18, 2003

EXHIBIT INDEX

Exhibit Number

4.1	Registrant’s Amended and Restated Certificate of Incorporation(1)

4.2	Registrant’s Amended and Restated Bylaws(2)

4.3	Form of Registrant’s Common Stock certificate(3)

4.4	Registrant’s Certificate of Designation of Series A Junior Participating Preferred Stock(4)

4.5	Rights Agreement, dated as of December 13, 2000, between the Registrant and American Stock Transfer and Trust Company, as rights agent(5)

4.6	First Amendment to Rights Agreement made as of December 2, 2002 between the Registrant and American Stock Transfer and Trust Company, as rights agent (6)

4.7	Warrant issued by the Registrant to Syngenta Participations AG(7)

4.8	Registration Rights Agreement dated as of December 3, 2002 among Syngenta Participations AG, Torrey Mesa Research Institute, Syngenta Seeds AG and the Registrant(8)

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature page to this Registration Statement

99.1	1997 Equity Incentive Plan(9)

99.2	Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1997 Equity Incentive Plan(10)

99.3	1999 Non-Employee Directors’ Stock Option Plan(11)

99.4	Form of Stock Option Grant Notice and Related Stock Option Agreement under the 1999 Non-Employee Directors’ Stock Option Plan(12)

99.5	1999 Employee Stock Purchase Plan(13)

(1)	Filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 12, 2000, and incorporated herein by reference.
(2)	Filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 12, 2000, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(4)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on December 15, 2000, and incorporated herein by reference.
(5)	Filed as Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed on December 15, 2000, and incorporated herein by reference.
(6)	Filed as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K, filed on December 4, 2002, and incorporated herein by reference.
(7)	Filed as Exhibit 4.5 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2003, and incorporated herein by reference.
(8)	Filed as Exhibit 4.6 to the Registrant’s Current Report on Form 8-K, filed on January 6, 2003, and incorporated herein by reference.
(9)	Filed as part of the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-29173), filed on April 6, 2001, and incorporated herein by reference.
(10)	Filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(11)	Filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(12)	Filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.
(13)	Filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-92853), originally filed on December 16, 1999, as amended through the date hereof, and incorporated herein by reference.